                                                                    EXHIBIT 10.1



                       PREFERRED STOCK PURCHASE AGREEMENT

                                     among

                         LHS GROUP HOLDING CORPORATION,

                       GENERAL ATLANTIC PARTNERS 23, L.P.

                                      and

                        GAP COINVESTMENT PARTNERS, L.P.


                           Dated:  December 22, 1995

                               TABLE OF CONTENTS

                                                                       Page

ARTICLE 1   DEFINITIONS                                                  1
       1.1  Definitions...............................................   1
       1.2  Accounting Terms; Financial Statements....................   5

ARTICLE 2   PURCHASE AND SALE OF PREFERRED STOCK......................   6
       2.1  Purchase and Sale of Preferred Stock......................   6
       2.2  Certificate of Designations...............................   6
       2.3  Closing...................................................   6

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   6
       3.1  Subsidiaries..............................................   6
       3.2  Corporate Existence and Power.............................   6
       3.3  Authorization; No Contravention...........................   7
       3.4  Governmental Authorization:  Third Party Consents.........   7
       3.5  Binding Effect............................................   8
       3.6  Litigation................................................   8
       3.7  Compliance with Laws......................................   9
       3.8  Capitalization............................................   9
       3.9  No Default or Breach......................................  10
      3.10  Title to Properties.......................................  10
      3.11  FIRPTA....................................................  11
      3.12  Financial Statements......................................  11
      3.13  Taxes.....................................................  11
      3.14  No Material Adverse Change;  Ordinary Course of Business..  12
      3.15  Investment Company........................................  13
      3.16  Private Offering..........................................  13
      3.17  Labor Relations...........................................  13
      3.18  Employee Benefit Plans....................................  13
      3.19  Title to Assets...........................................  14
      3.20  Liabilities...............................................  14
      3.21  Intellectual Property.....................................  14
      3.22  Potential Conflicts of Interest...........................  16
      3.23  Contracts and Other Agreements............................  16
      3.24  Insurance.................................................  17
      3.25  Broker's, Finder's or Similar Fees........................  17

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........  17
       4.1  Existence and Power of GAP LP and GAP Coinvestment........  17
       4.2  Authorization; No Contravention...........................  17
       4.3  Governmental Authorization; Third Party Consents..........  18
       4.4  Binding Effect............................................  18
       4.5  Purchase for Own Account..................................  18

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                                                                       Page
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       4.6  Broker's, Finder's or Similar Fees........................  19

ARTICLE 5   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CLOSE.....  19
       5.1  No Injunction.............................................  20
       5.2  Regulatory Authorizations.................................  20

ARTICLE 6   CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...  20
       6.1  Representations and Warranties............................  20
       6.2  Compliance with this Agreement............................  20
       6.3  Secretary's Certificate...................................  21
       6.4  Officer's Certificate.....................................  21
       6.5  Stockholders Agreement....................................  21
       6.6  Opinion of Counsel........................................  21
       6.7  Approval of Counsel to the Purchasers.....................  21
       6.8  Purchased Shares..........................................  22

ARTICLE 7   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE.....  22
       7.1  Representations and Warranties............................  22
       7.2  Compliance with this Agreement............................  22
       7.3  General Partners' Certificates............................  22
       7.4  Stockholders Agreement....................................  23
       7.5  Opinion of Counsel........................................  23
       7.6  Approval of Counsel to the Company........................  23
       7.7  Payment of Purchase Price.................................  23

ARTICLE 8   INDEMNIFICATION...........................................  23
       8.1  Indemnification...........................................  23
       8.2  Notification..............................................  24
       8.3  Limitations on Indemnification............................  25

ARTICLE 9   TERMINATION...............................................  26
       9.1  Termination...............................................  26
       9.2  Effect of Termination.....................................  26

ARTICLE 10  AFFIRMATIVE COVENANTS.....................................  26
      10.1  Financial Statements and Other Information................  27
      10.2  Reservation of Common Stock...............................  27
      10.3  Books and Records.........................................  27
      10.4  Opinion of Swiss Counsel..................................  27

ARTICLE 11  MISCELLANEOUS.............................................  28
      11.1  Survival of Representations and Warranties................  28
      11.2  Notices...................................................  28
      11.3  Successors and Assigns; Third Party Beneficiaries.........  29
      11.4  Amendment and Waiver......................................  29
      11.5  Counterparts..............................................  30
      11.6  Headings..................................................  30
      11.7  GOVERNING LAW.............................................  30
      11.8  Severability..............................................  30


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                                                                       Page
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     11.9   Rules of Construction.....................................  30
     11.10  Entire Agreement..........................................  30
     11.11  Fees......................................................  31
     11.12  Publicity.................................................  31
     11.13  Further Assurances........................................  31
     11.14  Confidentiality...........................................  31

EXHIBITS

A-1           Form of Certificate of Incorporation of the Company
A-2           Form of By-laws of the Company
B             Form of Certificate of Designations
C             Form of Stockholders Agreement
D-1           Form of Simpson Thacher & Bartlett Opinion
D-2           Form of Oppenhoff & Radler Opinion
E             Form of Paul, Weiss Opinion
F             Restructuring


SCHEDULES

1             Major Stockholders
2.1           Shares of Preferred Stock and Purchase Price
3.1           Subsidiaries
3.2           Jurisdictions in which the Company or any of the Subsidiaries
               Leases or Owns Property
3.4           Governmental Authorizations; Third Party Consents
3.6           Litigation
3.7           Noncompliance with Requirements of Law and Orders
3.8(a)        List of Stockholders and Capital Stock and Common Stock
               Equivalents owned by such Stockholders
3.8(b)        List of Holders of Capital Stock and Ownership Interests of the
               Subsidiaries; Options, Warrants, Conversion Privileges, Subscription or Purchase Rights or Other Rights; Proprietary Interests of the Company and the Subsidiaries
3.9           Defaults or Breaches of Contractual Obligations
3.13          Taxes
3.14          Transactions Outside the Ordinary Course of Business
3.17          Labor Relations
3.18          Employee Benefit Plans
3.19          Title to Assets
3.20          Liabilities
3.21(a)(i)    Intellectual Property Not Owned or Licensed

3.21(a)(ii)   Certain Intellectual Property Owned by the Company or any of the
               Subsidiaries and Applications therefor
3.21(a)(iii)  Certain Intellectual Property Licenses under which the Company or any of the Subsidiaries is a Licensor or Licensee
3.21(a)(iv)   Intellectual Property Litigation
3.21(b)       Infringement or Violations of Intellectual Property Rights
3.21(c)       Obligations to Pay Consideration for Inventions, Patents or
               Designs
3.21(d)       Violations of Agreements relating to Confidential Information
3.22          Potential Conflicts of Interest
3.23(a)       Contractual Obligations
3.23(b)       Actual or Threatened Termination, Cancellation, Limitation or
               Material Adverse Modifications in Certain Contractual Obligations
3.24          Insurance

                       PREFERRED STOCK PURCHASE AGREEMENT


     AGREEMENT, dated December 22, 1995 (this "Agreement"), among LHS Group Holding Corporation, a Delaware corporation (the "Company"), General Atlantic Partners 23, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

     WHEREAS, prior to the consummation of the transactions contemplated by this Agreement, the Company and the Subsidiaries (as hereinafter defined) will have engaged in a restructuring transaction pursuant to which, among other things, the Company will acquire direct or indirect equity interests in all of the Subsidiaries, as set forth in Exhibit F (the "Restructuring"); and
                              ---------

     WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP, for an aggregate purchase price of $17,234,682, an aggregate of 193,890 shares, par value $.01 per share, of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") and (b) GAP Coinvestment, for an aggregate purchase price of $2,765,318, an aggregate of 31,110 shares of Preferred Stock, each of which shares of Preferred Stock are convertible (subject to adjustment) into one (1) share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") and all of which shares of Preferred Stock are convertible (subject to adjustment) into an aggregate of 225,000 shares of Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2
      ---------
of the General Rules and Regulations under the Exchange Act.

     "Agreement" means this Agreement as the same may be amended, supplemented
      ---------
or otherwise modified in accordance with the terms hereof.

     "Approval" has the meaning set forth in Section 3.4.
      --------

     "Board of Directors" means the Board of Directors of the Company.
      ------------------

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "By-laws" means the by-laws of the Company as in effect on the Closing Date
      -------
substantially in the form attached hereto as Exhibit A-1.
                                             -----------

     "Capital Lease Obligations" of any Person shall mean, as of the date of
      -------------------------
determination, the obligations of such Person with respect to any lease of property, real or personal, which obligations are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

     "Certificate of Designations" means the Certificate of Designations with
      ---------------------------
respect to the Preferred Stock in the form attached hereto as Exhibit B.
                                                              ---------

     "Certificate of Incorporation" means the Certificate of Incorporation of
      ----------------------------
the Company in the form attached hereto as Exhibit A-2.
                                           -----------

     "Closing" has the meaning set forth in Section 2.2.
      -------

     "Closing Date" means the date specified in Section 2.2.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute thereto.

     "Commission" means the Securities and Exchange Commission or any similar
      ----------
agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means Common Stock, par value $.01 per share, of the
      ------------
Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Common Stock Equivalents" means any security or obligation which is by its
      ------------------------
terms convertible into or exchangeable for shares of capital stock of the Company, including, without limitation, the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to capital stock of the Company.

     "Condition of the Company" means the assets, business, properties,
      ------------------------
operations or financial condition of the Company and the Subsidiaries, taken as a whole.

     "Contractual Obligations" means, as to any Person, any provision of any
      -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Defined Benefit Plan" means a defined benefit plan within the meaning of
      --------------------
Section 3(35) of ERISA or Section 414(j) of the Code.

     "Environmental Laws" means United States federal, state, local and foreign
      ------------------
laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as
      ------------
amended, and the rules and regulations of the Commission thereunder.

     "Financial Statements" has the meaning set forth in Section 3.12.
      --------------------

     "GAAP" means United States generally accepted accounting principles in
      ----
effect from time to time.

     "GAP Coinvestment" has the meaning assigned to such term in the recital to
      ----------------
this Agreement.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited
      -------
liability company and the general partner of GAP LP.

     "GAP LP" has the meaning assigned to such term in the recital to this
      ------
Agreement.

     "Governmental Authority" means the government of any nation, state, city,
      ----------------------
locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case exercising jurisdiction over any of the parties to this Agreement.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "Major Stockholders" means the stockholders of the Company listed on
      ------------------
Schedule 1 hereto.
----------

     "Orders" has the meaning set forth in Section 3.3.
      ------

     "Permits" has the meaning set forth in Section 3.7(b).
      -------

     "Person" means any individual, firm, corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Stock" has the meaning assigned to such term in the recital to
      ---------------
this Agreement.

     "Purchased Shares" has the meaning set forth in Section 2.1 of this
      ----------------
Agreement.

     "Requirements of Law" means, as to any Person, any law, Environmental Law,
      -------------------
statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Restructuring" has the meaning assigned to such term in the recital to
      -------------
this Agreement.

     "Securities Act" means the United States Securities Act of 1933, as
      --------------
amended, and the rules and regulations of the Commission thereunder.

     "Stockholders Agreement" means the Stockholders Agreement substantially in
      ----------------------
the form attached hereto as Exhibit C.
                            ---------

     "Subsidiaries" means, as to any Person, a corporation, partnership, limited
      ------------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or Persons performing similar functions) of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Transaction Documents" means collectively, this Agreement, the Certificate
      ---------------------
of Designations and the Stockholders Agreement.

     1.2  Accounting Terms; Financial Statements.  All accounting terms used
          --------------------------------------
herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                   ARTICLE 2

                      PURCHASE AND SALE OF PREFERRED STOCK
                      ------------------------------------

     2.1  Purchase and Sale of Preferred Stock.  Subject to the terms and
          ------------------------------------
conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the
                                            ------------
aggregate purchase price set forth opposite such Purchaser's name on Schedule
                                                                     --------
2.1 hereto (all of the shares of Preferred Stock being purchased pursuant hereto
---
being referred to herein as the "Purchased Shares").

     2.2  Certificate of Designations.  The Purchased Shares will have the
          ---------------------------
rights and preferences set forth in the Certificate of Designations.

     2.3  Closing.  The purchase and issuance of the Purchased Shares (the
          -------
"Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on such date as is mutually agreed upon by the parties hereto (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser a stock certificate representing the Purchased Shares being purchased by such Purchaser against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds representing payment in full by such Purchaser for such Purchased Shares.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to the Purchasers as follows:

     3.1  Subsidiaries.  Schedule 3.1 sets forth the name, date and jurisdiction
          ------------   ------------
of organization and the percentage and number of outstanding shares of capital stock or ownership interests owned by the Company, of each Subsidiary of the Company upon completion of the Restructuring.

     3.2  Corporate Existence and Power.  Each of the Company and each
          -----------------------------
Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified or otherwise authorized as a foreign corporation or organization, as the case may be, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and
(d) has the corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, each of the other Transaction Documents to which it is a party and the Restructuring. Except as set forth on Schedule 3.2, neither the Company nor any
                                       ------------
of the Subsidiaries owns or leases real or personal property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

     3.3  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by the Company of this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Company and each of the Subsidiaries of the agreements and documents relating to the Restructuring (a) have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any partnership agreement, operating agreement (or comparable governing organizational documents), or any amendment of any thereof, of any of the Subsidiaries; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of the Subsidiaries, or any Requirement of Law applicable to the Company or any of the Subsidiaries, except for such violation, conflict, breach or contravention which would not reasonably be expected to have a material adverse effect on the Condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of the Subsidiaries, except where such violation would not reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.4  Governmental Authorization;  Third Party Consents.  Except as set
          -------------------------------------------------
forth in Schedule 3.4, no approval, consent, compliance, exemption,
         ------------
authorization or other action by, or notice to, or filing with (collectively, an "Approval"), any Governmental Authority in respect of any Requirement of Law or any Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased

Shares) by, or enforcement against, (a) the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby or (b) the Company and the Subsidiaries of the Restructuring, except (i) where the failure to obtain such Approval would not reasonably be expected to have a material adverse effect on the Condition of the Company or (ii) for Approvals as may be required in connection with the exercise of registration rights granted in accordance with Section 6 of the Stockholders Agreement.

     3.5  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity) or an implied covenant of good faith or fair dealing or (ii) to the extent that the indemnification rights set forth in Section 8.1 may be limited by applicable law.

     3.6  Litigation.  Except as set forth on Schedule 3.6 and except for the
          ----------                          ------------
litigation which is the subject of the representation and warranty set forth in
Section 3.21(a)(iv), there are no legal actions, suits, proceedings, claims, complaints, disputes or governmental investigations, to the knowledge of the Company pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of the Subsidiaries which would, if adversely determined, reasonably be expected to have a material adverse effect on (a) the Condition of the Company, (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (c) the ability of the Company and the Subsidiaries to perform their respective obligations arising out of the Restructuring.

     3.7  Compliance with Laws.
          --------------------

          (a) Except as set forth on Schedule 3.7, the Company and the
                                     ------------
Subsidiaries are in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any of the Subsidiaries relating to the operation of their respective businesses in all material respects, except to the extent that the failure to comply with such Requirements of Law or Orders would not reasonably be expected to have a material adverse effect on the Condition of the Company.

          (b) (i) The Company and the Subsidiaries have all licenses, permits, Orders or Approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and the Subsidiaries, except to the extent that the failure to have such Permits would not reasonably be expected have a material adverse effect on the Condition of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

          (c) No material expenditure outside the ordinary course of business is presently required by the Company or any of the Subsidiaries to comply with any existing Requirement of Law or Order.

     3.8  Capitalization.
          --------------

          (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Restructuring, the Company shall have authority to issue 1,225,000 shares of capital stock, consisting of (i) 1,000,000 shares of Common Stock, of which 775,000 shares are issued and outstanding and (ii) 225,000 shares, of Preferred Stock, all of which will be outstanding and issued to the Purchasers. Schedule 3.8(a) sets forth a true and
                                           ---------------
complete list of the stockholders of the Company as they will be on the Closing Date upon the completion of the Restructuring and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents which will be owned by such stockholder on the Closing Date. The Company has duly authorized and reserved an aggregate of 225,000 shares of Common Stock for issuance upon conversion of the Purchased Shares. Except for the Purchased Shares and as otherwise described herein, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Common Stock Equivalents or (iii) other securities of the Company. The Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Purchased Shares are duly authorized and, when issued in compliance with the provisions of the Certificate of Incorporation and the Certificate of Designations, will be validly issued, fully paid and nonassessable. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable.

          (b) Schedule 3.8(b) sets forth a true and complete list of the holders
              ---------------
of shares of capital stock or other ownership interests of each Subsidiary and, opposite the name of each holder thereof, the amount of all outstanding capital or other ownership interests owned by such holder. Each of the Company and each Subsidiary has good and valid title to all of the shares of capital stock of each Subsidiary (or each other Subsidiary) or proprietary interests in each Subsidiary (or each other Subsidiary) that it purports to own, free and clear of all Liens. Except as set forth on Schedule 3.8(b), all of such shares of
                                   ---------------
capital stock are duly authorized, validly issued, fully paid and nonassessable, and all of such shares of capital stock and proprietary interests were sold in compliance with the registration and qualification requirements of all applicable securities laws. Except as set forth on Schedule 3.8(b), there are
                                                    ---------------
no options, warrants, conversion privileges, subscription or purchase right or other rights to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of the capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock or proprietary interest. Except as set forth on Schedule 3.8(b),
                                                               ---------------
neither the Company nor any of the Subsidiaries directly or indirectly owns or has made any investment in any of the capital stock of, or any other proprietary interest in, any other Person other than a Subsidiary.

     3.9  No Default or Breach.  Except as set forth in Schedule 3.9, neither
          --------------------                          ------------
the Company nor any of the Subsidiaries has received notice of or is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.10 Title to Properties.  Each of the Company and each of the Subsidiaries
          -------------------
has good, record and marketable title in fee simple to, or holds valid leasehold interests in, all real property used in connection with its business or otherwise owned or leased by it, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

     3.11 FIRPTA.  The Company is not a "foreign person" within the meaning of
          ------
Section 1445 of the Code.

     3.12 Financial Statements.  The Company has delivered to the Purchasers its
          --------------------
audited combined financial statements (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal year ended and as at December 31,1994, (the "Audited Financial Statements") and a written review prepared by Ernst & Young LLP, independent accountants for the Company, of the Company's combined financial statements (balance sheet and statement of operations) for the nine (9) months ended and as at September 30, 1995 (the "Unaudited Financial Statements"; the Audited Financial Statements and Unaudited Financial Statements being collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or typical year-end adjustments. The Financial Statements fairly present the combined financial position, operating results and cash flows of the Company and the Subsidiaries as of the respective dates and for the respective periods indicated, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments.

     3.13 Taxes.  Except as set forth on Schedule 3.13, (i) each of the Company
          -----                          -------------
and the Subsidiaries has paid all material United States federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, except

Taxes (including any additions, interest or penalties with respect to such Taxes) being contested in good faith in appropriate proceedings; (ii) each of the Company and the Subsidiaries has timely filed returns for Taxes that it is required to file on and through the date hereof; (iii) with respect to all such Tax returns, to the best knowledge of the officers and directors of the Company and the Subsidiaries, (x) there is no unassessed tax deficiency pending, proposed or threatened against the Company or any of the Subsidiaries and (y) no Tax audit is in progress and no extension of time is in force with respect to any date on which any return for material Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (iv) neither the Company nor any of the Subsidiaries has agreed to or is required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting methods; and (v) all provisions for income and other Tax liabilities of the Company and the Subsidiaries with respect to the Audited Financial Statements and the Unaudited Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and the Subsidiaries attributable to periods prior to or ending on December 31, 1994 and September 30, 1995 have been adequately reserved for on the Audited Financial Statements and the Unaudited Financial Statements, respectively, in accordance with GAAP. No dividends have been distributed at any time for the accounting year 1995 by either LHS Specifications, LHS Voice Data, LHS Service or LHS Projects. Except as listed on Schedule 3.13, each of the former stockholders of LH Specifications, LHS
   -------------
Voice Data, LHS Service and LHS Projects resides in the Federal Republic of Germany and has been eligible for the imputation credit in respect of dividends distributed by such companies. None of such stockholders acquired, within the past ten years, any interest in such companies from any Person who was not, at the time of such acquisition, eligible for the imputation credit for German corporate income tax purposes, nor has any of such stockholders within the last ten years become eligible for the imputation credit for German corporate income tax purposes as a result of such stockholders' move to the Federal Republic of Germany or otherwise.

     3.14 No Material Adverse Change;  Ordinary Course of Business.  Since
          --------------------------------------------------------
December 31, 1994, except as expressly permitted, required or contemplated by this Agreement or described on Schedule 3.14, (i) the business of the Company
                               -------------
and the Subsidiaries, taken as a whole, has been conducted in the ordinary course, except for such actions which have not had or would not reasonably be expected to have a material adverse effect on the Condition of the Company and
(ii) there has not been any event or events, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on the Condition of the Company. The Company is a newly formed corporation and, except for activities incident to its formation, in connection with the transactions contemplated by this Agreement and the Restructuring, has not engaged in any material business activities.

     3.15 Investment Company.  Neither the Company nor any of the Subsidiaries
          ------------------
is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.16 Private Offering.  No form of general solicitation or general
          ----------------
advertising was used by the Company or its respective representatives in connection with the offer or sale of the Purchased Shares. Assuming the accuracy of the representations and warranties of the Purchasers set forth in
Section 4.5, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares.

     3.17 Labor Relations.  (a) Neither the Company nor any of the Subsidiaries
          ---------------
is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, which in the case of subsections (i) and (ii) would reasonably be expected to have a material adverse effect on the Condition of the Company; (c) except as set forth on Schedule 3.17, neither the Company nor any
                                    -------------
of the Subsidiaries is a party to any collective bargaining agreement or contract; and (d) to the knowledge of the Company, no union organizing activities are taking place.

     3.18 Employee Benefit Plans.  For purposes of this Section 3.18, "Plan"
          ----------------------
means any employee benefit plan or arrangement, including any plan subject to ERISA, in respect of which the Company or any of the Subsidiaries has any actual or contingent, direct or indirect, liability. Except to the extent that the liability in connection with any Plan would not reasonably be expected to have a material adverse effect on the Condition of the Company, (a) all of the Plans are in compliance with all applicable Requirements of Law, and (b) except as set forth on Schedule 3.18, no Plan (i) is subject to Title IV of ERISA, or is
         -------------
otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code) or (ii) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code).

     3.19 Title to Assets.  Except as set forth in Schedule 3.19, each of the
          ---------------                          -------------
Company and each of the Subsidiaries owns and has good, valid, and marketable title to all of its personal property and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), except for such Assets which are not material to the Condition of the Company or for such defects to title which would not reasonably be expected to have a material adverse effect on the Condition of the Company, in each case free and clear of all Liens, except for
(a) Liens specifically described on the notes to the Financial Statements and
(b) Liens on Assets not material to the Condition of the Company.

     3.20 Liabilities.  Except as set forth on Schedule 3.20 or in the Unaudited
          -----------                          -------------
Financial Statements, none of the Subsidiaries had at September 30, 1995, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which would be required by GAAP to be reflected on a balance sheet or in the notes thereto, except liabilities, obligations or contingencies which, in the aggregate, are not material to the Condition of the Company or which (i) are accrued or reserved against in the Unaudited Financial Statements or (ii) were incurred since the Unaudited Financial Statements in the ordinary course of business and consistent with past practices and, in either case, except for any such liabilities, obligations or contingencies which have been discharged or paid in full.

     3.21 Intellectual Property.
          ---------------------

          (a)(i) Except as set forth on Schedule 3.21(a)(i), the Company and
                                        -------------------
each Subsidiary owns or is licensed or otherwise has the right to use, and will continue to do so on identical terms immediately following the Closing, all of the trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchises and other rights, all products, processes and methods, computer software, computer programs and similar intangible assets (collectively, "Intellectual Property") that are necessary for the operation of its business substantially as presently conducted, free and clear of all Liens, except for the failure to have such rights which does not have a material adverse effect on the Condition of the Company or such Liens which do not have a material adverse effect on the Condition of the Company.

          (a)(ii) Schedule 3.21(a)(ii) sets forth all of the Intellectual
                  --------------------
Property owned by, and applications for any of the above filed by, the Company or any of the Subsidiaries which are material to the business of the Company and the Subsidiaries as it is presently conducted.

          (a)(iii) Schedule 3.21(a)(iii) sets forth all Intellectual Property
                   ---------------------
licenses, sublicenses and other agreements (x) under which the Company or any of the Subsidiaries is either a licensor or licensee of any Intellectual Property and (y) which are issued by the Company or any of the Subsidiaries in the fulfillment of its obligations to the customers of the Company under the Contractual Obligations set forth on Schedule 3.23(a). Each of the Subsidiaries
                                     ----------------
that is a party to such Intellectual Property licenses, sublicenses and other agreements set forth on Schedule 3.21(a)(iii) has substantially performed all
                        ---------------------
obligations imposed upon it thereunder, and each such Subsidiary is not in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder, except for such breach or default which would not reasonably be expected to have a material adverse effect on the Condition of the Company. Either the Company or the Subsidiaries has all exclusive rights to use BSCS and ICC and the exclusive user and marketing rights, including patents, with regard to any use of SICAP outside the telecommunications area except to the extent that the Company or any of the Subsidiaries has granted to other Persons a right to use such software products pursuant to written licenses.

          (a)(iv) Except as set forth on Schedule 3.21(a)(iv), to the knowledge
                                         --------------------
of the Company, no litigation is pending and no claim has been made against the Company or any of the Subsidiaries or is threatened, contesting the right of the Company or any of the Subsidiaries to sell or license to any Person or use the

Intellectual Property presently sold or licensed to such Person or used by the Company or any of the Subsidiaries which would, if adversely determined, reasonably be expected to have a material adverse effect on the Condition of the Company. None of the Intellectual Property listed on Schedule 3.21(a)(ii) is
                                                      --------------------
subject to any outstanding Order, except for such Orders which would not reasonably be expected to have a material adverse effect on the Condition of the Company.

          (b) Except as set forth on Schedule 3.21(b), to the knowledge of the
                                     ----------------
Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of the Subsidiaries, except for such violations which would not reasonably be expected to have a material adverse effect on the Condition of the Company.

          (c) Except as set forth on Schedule 3.21(c), LH Specifications
                                     ----------------
Software Projectberatungsgesellschaft mbH, LHS voice date Software Projectentwicklungsgesellschaft mbH, LHS Service Gesellschaft fur DV-Dienstleistungen und Handel mbH, LHS Projects Gesellschaft zur Durchfuhrung von Softwareprojekten mbH, LHS AG and LHS Zug AG and the Company and its Subsidiaries are not obliged to pay any consideration for inventions, patents or designs to current or former employees, stockholders, directors or other officers of such companies. All indemnifications to employees under the German Statute on Inventions of Employees (Gesetz Uber Arbeitnehmererfindungen) have been paid for all inventions noticed to each of such companies.

          (d) Except as set forth on Schedule 3.21(d), to the knowledge of the
                                     ----------------
Company or any of the Subsidiaries, without due inquiry, no employee of any of the Subsidiaries is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to confidential information of any of the Subsidiaries, except for any such violation which would not reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.22 Potential Conflicts of Interest.  Except as set forth on Schedule
          -------------------------------                          --------
3.22, to the knowledge of the Company, none of the directors or executive
----
officers of the Company or any of the Subsidiaries or any of the spouses of such directors or executive officers possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee or competitor of the Company or any of the Subsidiaries; provided, however, that an interest held for investment
                     --------  -------
purposes in 1% or less of the securities of a publicly held company shall not constitute an impermissible financial interest pursuant to Section 3.22.

     3.23 Contracts and Other Agreements.  Schedule 3.23(a) lists all of the
          ------------------------------   ----------------
Contractual Obligations to which the Company or any of the Subsidiaries is a party, whether written or oral, which involve an amount in excess of $500,000 over a three-year period or which are otherwise material to the Condition of the Company, other than this Agreement. To the knowledge of the Company, no other party to any Contractual Obligation set forth on Schedule 3.23(a) is in default
                                                 ----------------
thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for such defaults which would not reasonably be expected to have a material adverse effect on the Condition of the Company. Except as set forth on Schedule 3.23(b), there exists no actual
                                     ----------------
or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the Contractual obligations set forth on
Schedule 3.21(a)(iii) or Schedule 3.23(a), except for such termination,
---------------------    ----------------
cancellation, limitation, modification or change in such Contractual Obligations which would not reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.24 Insurance.  The Company and the Subsidiaries maintain insurance with
          ---------
insurance companies or associations in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations. Except as set forth on Schedule 3.24, such
                                                       -------------
insurance policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     3.25 Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or any of the Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of the Subsidiaries or any action taken by any such Person.


                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

     The Purchasers hereby represent and warrant to the Company as follows:

     4.1  Existence and Power of GAP LP and GAP Coinvestment.  Such Purchaser
          --------------------------------------------------
(a) is a partnership duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     4.2  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares, (a) have been duly authorized by all partnership necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser, except for such violation, conflict, breach, contravention or Lien which would not reasonably be expected to have a material adverse effect on the assets, business, properties, operations or financial condition of such Purchaser.

     4.3  Governmental Authorization; Third Party Consents.  Other than the
          ------------------------------------------------
filing of a premerger notification and report form under the HSR Act and the expiration of all applicable waiting periods under the HSR Act, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law (other than any applicable waiting period under the HSR Act), is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby.

     4.4  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5  Purchase for Own Account.  The Purchasers are "accredited investors"
          ------------------------
as that term is defined in Rule 501 of Regulation D of the Securities Act. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and in accordance with the Stockholders Agreement.
Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED AND SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND

     APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED DECEMBER 22, 1995, AMONG LHS GROUP HOLDING CORPORATION, GENERAL ATLANTIC PARTNERS 23, L.P., GAP COINVESTMENT PARTNERS, L.P., AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

     4.6  Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Purchasers, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchasers.


                                   ARTICLE 5

                         CONDITIONS TO THE OBLIGATIONS
                            OF THE PARTIES TO CLOSE
                            -----------------------

     The respective obligations of each of the Purchasers and the Company hereunder are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     5.1  No Injunction.  As of the Closing, there shall be no action, suit,
          -------------
proceeding or Order of any nature of any court or other Governmental Authority that is pending or in effect that challenges, restrains or prohibits the consummation of the purchase by the Purchasers of the Purchased Shares.

     5.2  Regulatory Authorizations.  All (a) consents, approvals,
          -------------------------
authorizations and Orders of Governmental Authorities and other Persons in respect of all Requirements of Law shall have been obtained (i) which are necessary or required to consummate the transactions contemplated by Article 1 of this Agreement or (ii) which if not obtained would not be reasonably likely to subject the Purchasers, the Company, the Major Stockholders or any of the

Subsidiaries, or any officer, director, or agent of any such Person to criminal or material civil liability or could render the purchase b the Purchasers of the Purchased Shares void or voidable and (b) applicable waiting periods specified under the HSR Act with respect to the transactions contemplated by this Agreement shall have lapsed or been terminated without any pending United States federal antitrust investigation.


                                   ARTICLE 6

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE
                           --------------------------

     The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

     6.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date.

     6.2  Compliance with this Agreement.  The Company shall have performed and
          ------------------------------
complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

     6.3  Secretary's Certificate.  The Purchaser shall have received a
          -----------------------
certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and, other than as amended by the Certificate of Designations, have not been modified and are in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

     6.4  Officer's Certificate.  The Purchaser shall have received a
          ---------------------
certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Chief Executive officer and Chief Financial Officer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects at and on the Closing Date as if made on such date, except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

     6.5  Stockholders Agreement.  The Company and the Major Stockholders shall
          ----------------------
have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit C.
                            ---------

     6.6  Opinion of Counsel.  The Purchasers shall have received an opinion of
          ------------------
each of Simpson Thacher & Bartlett and Oppenhoff & Radler, counsel to the Company and the Subsidiaries, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the forms attached hereto as Exhibit D-1 and Exhibit D-2.
                   ------------    -----------

     6.7  Approval of Counsel to the Purchasers.  All actions and proceedings
          -------------------------------------
hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably satisfactory in form and substance to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers.

     6.8  Purchased Shares.  The Company shall have delivered to the Purchasers
          ----------------
certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto, registered in the
                                        ------------
name of such Purchaser.


                                   ARTICLE 7

                         CONDITIONS TO THE OBLIGATIONS
                            OF THE COMPANY TO CLOSE
                            -----------------------

     The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

     7.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Purchasers contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date.

     7.2  Compliance with this Agreement.  The Purchasers shall have performed
          ------------------------------
and complied in all material respects with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

     7.3  General Partners' Certificates.  The Company shall have received a
          ------------------------------
certificate from the general partner of each of GAP LP and GAP Coinvestment, in form and substance satisfactory to the Company, dated the Closing Date and signed by such general partner(s), certifying (a) as to the incumbency and specimen signature of each individual executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Purchasers and (b) that (i) the representations and warranties of GAP LP or GAP Coinvestment, as the case may be, contained in
Article 4 hereof are true and correct in all material respects at and on the Closing Date as if made on such date, except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and (ii) GAP LP or GAP Coinvestment, as the case may be, has performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by GAP LP or GAP Coinvestment, as the case may be, on or before the Closing Date.

     7.4  Stockholders Agreement.  Each of the Purchasers shall have duly
          ----------------------
executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit C.
                   ---------

     7.5  Opinion of Counsel.  The Company shall have received an opinion of
          ------------------
Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.
                                                     ---------

     7.6  Approval of Counsel to the Company.  All actions and proceedings
          ----------------------------------
hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably satisfactory in form and substance to Simpson Thacher & Bartlett, counsel to the Company.

     7.7  Payment of Purchase Price.  The Company shall have received the
          -------------------------
aggregate purchase price in immediately available funds for the Purchased
Shares.


                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

     8.1  Indemnification.  Except as otherwise provided in this Article 8, the
          ---------------
Company and the Purchasers, as the case may be, (each, an "Indemnifying Party") agree to indemnify, defend and hold harmless, respectively, (a) the Purchasers,

GAP LLC and the members of GAP LLC and (b) the Company (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities, net of any insurance proceeds received by the Indemnified Party incurring such Losses (collectively, "Losses") resulting from, arising out of or relating to any breach of any representation or warranty in this Agreement by the Company or either of the Purchasers, as the case may be, for which a claim is asserted prior to the termination of such representation or warranty pursuant to the terms of Section 11.1 hereof; provided, however, that
                                                       -----------------
the Indemnifying Party shall not be liable under this Section 8.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and provided further, that if and
                                                   -------- -------
to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws, except that such contribution shall be limited to the actual benefit received by such Indemnifying Party from the Indemnified Party. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party may, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) as they are incurred by such Indemnified Party; Provided, however,
                                                              --------  -------
that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

     8.2  Notification.  Each Indemnified Party under this Article 8 shall,
          ------------
promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this
Article 8, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 8 or
(b) under this Article 8 unless, and only to the extent that, such omission prejudices the Indemnifying Party's substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its
                     --------  -------
own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying
                                        --------  -------
Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The indemnity pursuant to Section 8.1 shall be the sole remedy of any Indemnified Party with respect to any and all breaches of the representations and warranties made by the Company or the Purchasers, as the case may be, in this Agreement; provided, however, that notwithstanding the
                                    --------  -------
foregoing or anything to the contrary contained in this Agreement, nothing in this Article 8 shall restrict or limit any rights that any Indemnified Party may have at law, in equity or otherwise with respect to the Stockholders Agreement.

     8.3  Limitations on Indemnification.  Notwithstanding anything to the
          ------------------------------
contrary contained in this Article 8, (a) the Indemnifying Party shall have no obligation to pay any amounts for indemnification pursuant to Section 8.1 until the aggregate of amounts for indemnification equal $2,000,000 (the "Basket Amount"), whereupon the Indemnifying Party shall be obligated to be paid in full all of such amounts for indemnification, including the Basket Amount and (b) if the Indemnifying Party is the Company, then such Indemnifying Party shall have no obligation to pay any amounts for indemnification pursuant to this Article 8, including amounts in reimbursement for expenses, in excess of $20,000,000 in the aggregate.


                                   ARTICLE 9

                                  TERMINATION
                                  -----------

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

          (a) by the written agreement of the Company and the Purchasers; or

          (b) by either the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time on January 31, 1996 if the transactions contemplated hereby shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the Company and the Purchasers; or

          (c) by either the Company or the Purchasers if any event shall have occurred or any fact or condition shall exist that shall have made it impossible to satisfy a condition precedent to the terminating parties obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event or existence of such fact or condition shall be due to the failure of the party seeking to terminate this Agreement or any of its Affiliates to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by such party or any of its Affiliates prior to the closing.

     9.2  Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to the provisions of Section 9.1, this Agreement shall become void and have no effect, and there shall be no liability on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates.


                                   ARTICLE 10

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Company hereby covenants and agrees with the Purchasers as follows:

     10.1 Financial Statements and Other Information.  The Company shall deliver
          ------------------------------------------
to each Purchaser, in form and substance satisfactory to such Purchaser:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and the Subsidiaries as of the end of such year and the related statements of operations and cash flows for such fiscal year, accompanied by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such consolidated financial statements present fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; and

          (b) commencing with the fiscal period beginning on January 1, 1996, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and the Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP.

     10.2 Reservation of Common Stock.  The Company shall at all times reserve
          ---------------------------
and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares as provided in the Certificate of Incorporation and the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exchange.

     10.3 Books and Records.  The Company shall cause the Subsidiaries to keep,
          -----------------
and the Company shall keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and the Subsidiaries in accordance with GAAP consistently applied.

     10.4 Opinion of Swiss Counsel.  On or before January 31, 1996, the Company
          ------------------------
shall deliver to the Purchasers an opinion of counsel to the Company, that (a) each of LHS AG and LHS Lademacher und Hertel Software Lizenz AG (the "Swiss Subsidiaries") is duly formed, has legal existence and is in good standing under the laws of Switzerland, (b) on the Closing Date, each of the shareholders of the Swiss subsidiaries has good, valid and marketable title to his shares in the Swiss Subsidiaries, free and clear of all Liens and (c) after the transfer and delivery of such shares to LHS Europe Ltd., after payment therefor, LHS Europe Ltd. acquired good, valid and marketable title to such shares, free and clear of all Liens.


                                   ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

     11.1 Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is forty-five (45) days after the receipt by the Purchasers of the audited consolidated financial statements of the Company for the fiscal year ending December 31, 1996 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for Sections 3.2, 3.3, 3.5, 3.8, 3.13, 4.1 and 4.2, which representations and warranties shall survive until the third anniversary of the Closing Date.

     11.2 Notices.  All notices, demands and other communications provided for
          -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

          (a)  if to GAP LP or GAP Coinvestment:

               c/o General Atlantic Service Corporation
               125 East 56th Street
               New York, New York  10022
               Telecopy: (212) 644-8339
               Attention:  Stephen P. Reynolds

          with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019-6064
               Telecopy:  (212) 757-3990
               Attention: Matthew Nimetz, Esq.

          (b)  if to the Company:

               LHS Group Holding Corporation
               115 West Perimeter Center Place
               Atlanta, Georgia  30346
               Telecopy:  (770) 671-9791
               Attention: Hartmut Lademacher

          with a copy to:

               LHS Specifications KG
               Theodor-Heuss-Ring 52
               D 63128 Dietzenbach
               Federal Republic of Germany
               Telecopy:  6074-831-199
               Attention: Otto Wipprecht

               and

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Telecopy: (212) 455-2502
               Attention:  George R. Krouse, Jr., Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     11.3 Successors and Assigns; Third Party Beneficiaries.  This Agreement
          -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under this Agreement to any Person that directly or indirectly is controlled by or is under common control with either of the Purchasers. The Company may not assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     11.4 Amendment and Waiver.
          --------------------

          (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given.

     11.5 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     11.6 Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     11.7 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     11.8 Severability.  If any one or more of the provisions contained herein,
          ------------
or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     11.9 Rules of Construction.  Unless the context otherwise requires, "or" is
          ---------------------
not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

     11.10  Entire Agreement.  This Agreement, together with the exhibits and
            ----------------
schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     11.11  Fees.  Each of the Company and the Purchasers shall bear its own
            ----
fees and expenses incurred in connection with the preparation of this Agreement and the Stockholders Agreement and the transactions contemplated by this Agreement. The Purchasers agree that the Company will reimburse the Major Stockholders for their fees and expenses incurred in connection with the preparation of this Agreement and the Stockholders Agreement and the transactions contemplated by this Agreement; provided, however, that the
                                             --------  -------
aggregate amount of such reimbursement shall not exceed $250,000.

     11.12  Publicity.  Except as may be required by applicable law, none of the
            ---------
parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     11.13  Further Assurances.  Each of the parties shall execute such
            ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     11.14  Confidentiality.  No Purchaser shall disclose or use any
            ---------------
confidential information of or with respect to the Company, the Subsidiaries or the Major Stockholders, except for such confidential information that is (i) generally available to or known by the public, (ii) was available to such Purchaser on a non-confidential basis prior to its disclosure or use from a source other than the Company, any of the Subsidiaries or any Major Stockholder, provided, that such source is not and was not bound by a confidentiality
--------
agreement with the Company, any Subsidiary or any Major Stockholder, (iii) has been independently acquired or developed by such Purchaser without violating any of such Purchaser's obligations under this Agreement or any other agreement executed in connection herewith, (iv) is required by any Requirement of Law or the rules of any securities exchange or market to be disclosed by such Purchaser, (v) is waived in writing by the Company or the Major Stockholders or
(vi) is disclosed to a Person to whom Purchased Shares are transferred by the Purchasers in accordance with the Stockholders Agreement, provided that the
                                                          --------
Purchasers shall not disclose confidential information or trade secrets to any competitors, or Persons who intend to become competitors, of the Company or any of the Subsidiaries. The obligations contained in this Section 11.14 shall survive termination or abandonment of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                       LHS GROUP HOLDING CORPORATION


                                       By: /s/ Hartmut Lademacher
                                           ------------------------------------
                                           Name:  Hartmut Lademacher
                                           Title: President



                                       GENERAL ATLANTIC PARTNERS 23, L.P.

                                       By:  GENERAL ATLANTIC PARTNERS, LLC,
                                            its General Partner


                                       By: /s/ William E. Ford
                                           ------------------------------------
                                           Name:  William E. Ford
                                           Title: A Member



                                       GAP COINVESTMENT PARTNERS, L.P.


                                       By: /s/ William E. Ford
                                           ------------------------------------
                                           Name:  William E. Ford
                                           Title: A General Partner